SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2008
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                         First Federal Bankshares, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                        0-25509               42-1485449
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(State or other jurisdiction       (Commission File No.)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                    329 Pierce Street, Sioux City, Iowa 51101
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                    (Address of principal executive offices)

                                 (712) 277-0200
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act
    (12 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R.
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 C.F.R. 240.13e-4(c))


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Item 2.01.  Completion of Acquisition of Disposition of Assets.

     On December 15, 2008, Vantus Bank (the "Bank"), the wholly owned federal savings bank subsidiary of the Company, announced the completion of the sale of its Grinnell, Iowa branch office (the "Branch"), and the deposits, loans and other assets associated with the Branch to Lincoln Savings Bank. The transaction was completed in accordance with the terms of the purchase and assumption agreement, dated September 18, 2008 (the "Agreement"), previously disclosed in a Current Report on Form 8-K filed on September 22, 2008.

     Specifically, pursuant to the Agreement, Lincoln Savings Bank purchased at book value: the Branch, including equipment, furniture and fixtures associated with the Branch; the loans associated with the Branch; and the Bank's ATM located at Grinnell College. As of the closing date these assets totaled $27.4 million. In addition, Lincoln Savings Bank assumed the deposits housed at the Branch, and pursuant to the Agreement, paid a 10.58% premium for those deposits. As of the closing date, the deposits totaled $52.7 million and the premium paid was $5.6 million.


Item 9.01.  Financial Statements and Exhibits

            (a)     Not Applicable.

            (b)     Not Applicable.

            (c)     Not Applicable.

            (d)     Exhibits. None




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            FIRST FEDERAL BANKSHARES, INC.

DATE:  December 19, 2008                        By:  /s/ Michael S. Moderski
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                                                     Michael S. Moderski
                                                     Senior Vice President and
                                                     Chief Financial Officer